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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Bedford Property Investors, Inc.:

     We consent to the use of our report dated February 6, 1996(except as to note 11, which is as of March 29, 1996) relating to the consolidated financial statements of Bedford Property Investors, Inc. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

San Francisco, California
March 29, 1996